EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Ron Hudok – (724) 822-7925
Investor Relations Contact: Julie Beck – (724) 799-9105

MSA Safety Completes Acquisition of Autronica Fire and Security, a Leading Provider of Fire and Gas Detection and Alarm Systems

PITTSBURGH, July 9, 2026 – MSA Safety Incorporated (NYSE: MSA), a global leader in the development of advanced industrial safety technology products and solutions that protect people and facility infrastructure, today announced that it has completed the acquisition of Autronica Fire and Security in a transaction valued at approximately $555 million. Based in Trondheim, Norway, Autronica is a designer, manufacturer and supplier of fire detection, gas detection and alarm systems, and reported approximately $160 million in sales in 2025. The acquisition aligns with MSA’s mission and Accelerate profitable growth strategy.
“We are excited to officially welcome Autronica to the MSA family,” said Steve Blanco, MSA Safety President and CEO. “The addition of this highly complementary business accelerates MSA’s fixed detection growth strategy by enhancing our ability to deliver integrated safety solutions across critical infrastructure, energy and marine applications.
“Autronica’s geographic footprint is also complementary to MSA’s current market reach and, together with its expertise and leadership in fire and gas safety systems, positions us well to expand into an attractive, growing $3 billion-plus addressable market while delivering on our mission,” Mr. Blanco added.
The transaction is expected to be accretive to MSA Safety’s adjusted earnings per share in the first full year of ownership, and was financed using cash on hand and borrowings under MSA’s existing credit facility.

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About MSA Safety

MSA Safety Incorporated (NYSE: MSA) is the global leader in advanced safety products, technologies and solutions. Driven by its singular mission of safety, the Company has been at the forefront of safety innovation since 1914, protecting workers and facility infrastructure around the world across a broad range of diverse end markets while creating sustainable value for shareholders. With 2025 revenues of $1.9 billion, MSA Safety is headquartered in Cranberry Township, Pennsylvania and employs a team of approximately 5,300 associates across its more than 40 international locations. For more information, please visit www.MSASafety.com.

About Autronica

Autronica, headquartered in Trondheim, Norway, is a leading innovator and provider of fire and gas detection systems. Serving the maritime, oil & gas, infrastructure, and industrial sectors, Autronica's mission is to protect life, environment, and property through cutting-edge safety technology and dependable service. For more information, please visit Autronica, headquartered in Trondheim, Norway, is a leading innovator and provider of fire and gas detection systems. Serving the maritime, oil & gas, infrastructure, and industrial sectors, Autronica's mission is to protect life, environment, and property through cutting-edge safety technology and dependable service. For more information, please visit www.autronicafire.com.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.

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